Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-227551) pertaining to the 2004 Stock Plan, the 2018 Employee Stock Purchase Plan, and the 2018 Equity Incentive Plan of Sutro Biopharma, Inc. of our report dated March 29, 2019, with respect to the financial statements of Sutro Biopharma, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Redwood City, California

March 29, 2019